Exhibit 99.1

Contact: Kathleen Campbell, Marketing Director	First Citizens National Bank
570-662-0422	15 S. Main Street
570-662-8512 (Fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Record 2009 Earnings

MANSFIELD, PENNSYLVANIA— January 27, 2010 – Citizens Financial Services, Incorporated (OTC BB: CZFS), parent company of First Citizens National Bank, has released its unaudited financial performance for 2009.

Net income for the twelve months ended December 31, 2009 totaled $9,864,000 which compares to $6,905,000 for 2008.  This represents an increase of $2,959,000, or 42.9%.  The comparison to 2008’s results is impacted by the $4.1 million other than temporary impairment charge recorded in the third quarter of 2008 related to investments in Freddie Mac preferred stock and a Lehman Brothers corporate bond.  Earnings per share of $3.43 increased 42.9% from $2.40 per share for the same period last year.  Return on equity for the comparable periods was 17.65% and 13.51%, while return on assets was 1.42% and 1.13%, respectively.

Net income for the three months ended December 31, 2009 totaled $2,658,000 which compares to $3,490,000 for the fourth quarter of 2008, a decrease of $832,000.    Fourth quarter 2008 results included a tax benefit related to the third quarter write-down of the investments in Freddie Mac preferred stock.  The Federal Government’s October 3, 2008 bailout bill permitted the write-down of the Freddie Mac preferred stock to be treated as an ordinary loss, allowing a tax benefit of approximately $1,000,000.  However, accounting rules did not allow the recognition of the tax benefit until the fourth quarter.  Earnings per share for the three months ended December 31, 2009 and 2008 were $.93 and $1.21 per share, respectively.  Return on equity for the comparable periods was 18.19% and 27.15%, while return on assets was 1.48% and 2.15%, for the respective time periods.

CEO and President Randall E. Black stated, “Our record 2009 performance was achieved not without its challenges.  Non-interest expenses increased $1.9 million, of which approximately $1.0 million is attributable to an increase in FDIC insurance premiums.  This includes a special assessment of approximately $330,000.  The increase in premiums was necessary in order to replenish the FDIC insurance fund, which has declined due to the significant increase in bank failures throughout the country.  On an after tax basis, this increase has reduced earnings per share in 2009 by $.23.  Excluding the increase in FDIC insurance premiums, overall expenses would have increased $837,000 or 5.3%.”

As of December 31, 2009, total assets were $729.5 million, which was an increase of $60.9 million from December 31, 2008.  The investment portfolio increased $24.4 million since December 31, 2008 to a total of $198.6 million.  Net loans have increased $23.1 million, or 5.4%, since last year.  Total deposits of $605.6 million have increased $58.9 million from December 31, 2008.  The economic downturn, high unemployment rates and the struggles of the agricultural community have had an impact on the credit quality as non-performing assets as a percent of loans was 1.55% at December 31, 2009 which compared to 0.73% at the end of 2008.    As a result, the provision for loan losses for the twelve months ended December 31, 2009 was $925,000 compared to $330,000 for the same period last year, an increase of $595,000.  Credit quality continues to compare favorably to our peer group.

Excluding accumulated other comprehensive income, stockholders’ equity totaled $59.5 million at December 31, 2009, representing an increase of $6.7 million, or 12.8%, from December 31, 2008.  Book value per share at December 31, 2009 was $20.71 compared with $18.52 last December, an increase of 11.8%.  As a result of our outstanding performance in 2009, the Board of Directors declared a one-time special cash dividend of $.05 per share on November 5, 2009 which was paid on December 10, 2009 to shareholders of record on November 16, 2009. This one-time special cash dividend resulted in an overall increase of 4.04% in dividends declared in 2009 compared with 2008.

Additionally in January 2010, a cash dividend of $.25 per share was declared and will be paid on January 29, 2010 to shareholders of record, as of January 15, 2010, an increase of 4.2% over the January 2009 dividend.  First Citizens remains well capitalized with capital levels exceeding regulatory levels.  “Our financial strength and continued profitability give us the affordability to continue to provide a very attractive dividend yield to our shareholders and demonstrates our commitment to provide total shareholder return,” stated Mr. Black.

Citizens Financial Services, Inc. has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 17 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	December 31	December 31
(in thousands, except share and per share data)	2009	2008
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 9,505	$ 9,692
Interest-bearing	21,944	10,164
Total cash and cash equivalents	31,449	19,856

Available-for-sale securities	198,582	174,139

Loans (net of allowance for loan losses: $4,888 at December 31, 2009 and
$4,378 at December 31, 2008)	451,496	428,436

Premises and equipment	12,227	12,762
Accrued interest receivable	3,141	2,912
Goodwill	10,256	10,256
Bank owned life insurance	12,667	12,176
Other assets	9,659	8,075

TOTAL ASSETS	$ 729,477	$ 668,612

LIABILITIES:
Deposits:
Noninterest-bearing	$ 60,061	$ 55,545
Interest-bearing	545,498	491,135
Total deposits	605,559	546,680
Borrowed funds	54,115	61,204
Accrued interest payable	2,037	2,233
Other liabilities	6,239	5,725
TOTAL LIABILITIES	667,950	615,842
STOCKHOLDERS' EQUITY:
Common stock
$1.00 par value; authorized 10,000,000 shares; issued 3,076,253 shares at	3,076	3,048
December 31, 2009 and 3,048,289 shares at December 31, 2008
Additional paid-in capital	13,457	12,981
Retained earnings	47,353	41,034
Accumulated other comprehensive income	2,041	26
Treasury stock, at cost: 204,437 shares at December 31, 2009 and 200,918 shares at
December 31, 2008	(4,400)	(4,319)
TOTAL STOCKHOLDERS' EQUITY	61,527	52,770
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 729,477	$ 668,612

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except share and per share data)	2009	2008	2009	2008
INTEREST INCOME:
Interest and fees on loans	$ 7,689	$ 7,608	$ 30,305	$ 30,710
Interest-bearing deposits with banks	16	23	43	57
Investment securities:
Taxable	1,397	1,437	6,044	4,828
Nontaxable	612	427	2,195	1,475
Dividends	8	4	28	168
TOTAL INTEREST INCOME	9,722	9,499	38,615	37,238
INTEREST EXPENSE:
Deposits	2,667	2,984	11,222	11,492
Borrowed funds	490	536	2,009	2,566
TOTAL INTEREST EXPENSE	3,157	3,520	13,231	14,058
NET INTEREST INCOME	6,565	5,979	25,384	23,180
Provision for loan losses	225	105	925	330
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	6,340	5,874	24,459	22,850
NON-INTEREST INCOME:
Service charges	948	898	3,612	3,489
Trust	124	110	521	561
Brokerage and insurance	56	64	284	240
Gains on loans sold	138	38	430	84
Investment securities gains (losses), net	21	-	139	(4,089)
Earnings on bank owned life insurance	128	101	492	362
Other	91	142	369	509
TOTAL NON-INTEREST INCOME	1,506	1,353	5,847	1,156
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,454	2,215	9,472	8,725
Occupancy	290	296	1,179	1,162
Furniture and equipment	101	111	437	479
Professional fees	201	140	660	625
FDIC insurance	170	52	1,200	156
Other	1,230	1,178	4,811	4,730
TOTAL NON-INTEREST EXPENSES	4,446	3,992	17,759	15,877
Income before provision for income taxes	3,400	3,235	12,547	8,129
Provision (benefit) for income taxes	742	(255)	2,683	1,224
NET INCOME	$ 2,658	$ 3,490	$ 9,864	$ 6,905

Earnings Per Share	$ 0.93	$ 1.21	$ 3.43	$ 2.40
Cash Dividends Paid Per Share	$ 0.300	$ 0.290	$ 1.030	$ 0.990

Weighted average number of shares outstanding	2,873,393	2,876,087	2,873,488	2,878,907

Financial Highlights

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2009	2008	2009	2008
Performance Ratios and Share Data:
Return on average assets (annualized)	1.48%	2.15%	1.42%	1.13%
Return on average equity (annualized)	18.19%	27.15%	17.65%	13.51%
Net interest margin (tax equivalent)	4.21%	4.22%	4.23%	4.36%
Cash dividends paid per share	$ 0.30	$ 0.29	$ 1.03	$ 0.99
Earnings per share	$ 0.93	$ 1.21	$ 3.43	$ 2.40
Weighted average shares outstanding	2,873,393	2,876,087	2,873,488	2,878,907

Balance Sheet Highlights (dollars in thousands):	December 31, 2009	December 31, 2008

Assets	$ 729,477	$ 668,612
Investment securities:
Available for sale	198,582	174,139
Loans (net of unearned income)	456,384	432,814
Allowance for loan losses	4,888	4,378
Deposits	605,559	546,680
Stockholders' Equity	61,527	52,770
Non-performing assets	7,173	3,176
Non-performing assets to total loans	1.55%	0.73%
Average Leverage Ratio	8.15%	7.91%
Common shares outstanding	2,871,816	2,847,371
Book value per share	$ 20.71	$ 18.52